Exhibit 99.1

THE MIDLAND COMPANY

7000 MIDLAND BOULEVARD

AMELIA, OHIO 45102-2607

(513) 943-7100

P.O BOX 1256

CINCINNATI, OHIO 45201

For Immediate Release	October 24, 2007

Contact:

W. Todd Gray, Executive Vice President and CFO

(513) 943-7100

The Midland Company Reports Record Third Quarter

and Nine Month Results

➢            Record Net Income of $1.18 Per Share

➢            Double Digit Property and Casualty Premium Growth

➢            Solid Non-Catastrophe Underwriting Coupled with Favorable Weather Drives Results

Cincinnati, Ohio, October 24, 2007 — The Midland Company (Nasdaq: MLAN), a highly focused provider of specialty insurance products and services, today reported record results for the third quarter ended September 30, 2007. Net income for the quarter was a record $23.6 million, or $1.18 per share, including 15 cents of realized capital gains. This compares to last year’s third quarter net income of $17.3 million, or 88 cents per share, which included three cents of realized capital gains. All per share amounts are on an after-tax, diluted basis.

John W. Hayden, Midland president and chief executive officer commented, “Our third quarter profits are the result of sound non-catastrophe underwriting coupled with favorable weather patterns. Catastrophe related losses for the third quarter were nine cents per share, compared to 14 cents per share a year ago. The per share impact from catastrophes was five cents below last year’s third quarter and well below what we might normally expect in the third quarter.”

Midland’s wholly owned insurance subsidiary, American Modern Insurance Group, Inc., specializes in providing insurance products and services for niche markets such as manufactured housing, site-built dwelling, motorcycle, watercraft, snowmobile, recreational vehicle, excess and surplus lines coverages, credit life and related products, as well as collateral protection and mortgage fire products sold to financial institutions and their customers. American Modern’s products and services are offered through diverse distribution channels.

Solid Property and Casualty Underwriting Results

American Modern’s property and casualty combined ratio (losses and expenses as a percent of earned premium) was 91.9 percent, compared with 95.1 percent a year ago. Excluding catastrophe losses, American Modern’s combined ratio was a solid 90.5 percent compared to 92.6 percent in the third quarter of 2006.

“We are producing solid underwriting results across our specialty property and casualty insurance platform,” Hayden said. The manufactured housing combined ratio for the third quarter was 89.9 percent compared to 91.5 percent in the same period last year. Additionally, the mortgage fire and site-built dwelling products posted combined ratios below 90 percent for the quarter.

“We continue to employ a disciplined approach to non-catastrophe underwriting, intelligent product design and pricing and a unique mastery of claims. Our adherence to this set of fundamental principles remains our focus. We continue to be well positioned in the specialty marketplace and the fundamentals of our business remain strong,” Hayden said.

The Midland Company Reports Record Third Quarter Results and Nine Month Results

October 24, 2007

Property and Casualty Premiums Grow 11.7 Percent

For the third quarter, American Modern’s property and casualty gross written premiums grew at a double digit rate of 11.7 percent to $237.5 million.

Hayden commented, “Growth in our mortgage fire and collateral protection products continues to drive our quarterly results. The motorcycle, recreational vehicle and collector car lines within our recreational casualty product segment are also gaining positive momentum.” Manufactured housing premiums grew 4.4 percent over last year’s third quarter to $91.9 million.

“We continue to focus our efforts on increasing marketplace brand awareness and policyholder retention levels as well as delivering award winning, easy to use technology. In addition to these organic growth strategies, we are expanding our potential for growth by further diversifying our distribution platform through unique marketplace opportunities,” Hayden said.

Record Nine-Month Results

For the nine months ended September 30, 2007, net income was a record $72.3 million, or $3.62 per share, including 42 cents of realized capital gains. This compares to prior year nine month net income of $49.6 million, or $2.53 per share, which included 18 cents from realized capital gains.

American Modern’s property and casualty combined ratio was 92.2 percent compared to 94.7 percent in the prior year. Excluding the impact of catastrophe losses, American Modern’s combined ratio for the first nine months of 2007 was 90.2 percent, compared to 88.9 percent last year.

American Modern’s property and casualty direct and assumed written premiums were $681.2 million for the first nine months of 2007, up 14.1 percent from the $597.2 million for the first nine months of last year.

Investment Portfolio, Market Value Growth and Record Book Value

The market value of Midland’s investment portfolio was $1.1 billion at September 30, 2007. Net pre-tax investment income (excluding capital gains and losses) increased 13.7 percent to $11.9 million in the third quarter of 2007 compared to $10.5 million in 2006. The annualized pre-tax equivalent yield, on a cost basis, of Midland’s fixed income portfolio was 6.0 percent in the third quarter of 2007 compared with 5.8 percent in the comparable prior period.

After-tax realized investment gains from Midland’s investment portfolio totaled 15 cents per share in the third quarter of 2007, compared to three cents in last year’s third quarter. Pre-tax net unrealized gains on Midland’s fixed income portfolio were $2.1 million at September 30, 2007, compared to $7.4 million at September 30, 2006. Pre-tax net unrealized gains on Midland’s equity portfolio were $99.8 million at September 30, 2007, compared to $99.2 million at September 30, 2006.

Midland’s shareholders’ equity increased to $636.6 million, or $32.83 per share, at quarter-end, up 16.7 percent from $545.7 million, or $28.50 per share, at September 30, 2006. The company’s book value per share has grown at a compound annual rate of 13.0 percent over the last 10 years.

The Midland Company Reports Record Third Quarter Results and Nine Month Results

October 24, 2007

M/G Transport Contributes to Strong Third Quarter

M/G Transport, Midland’s transportation subsidiary, contributed an after-tax profit of 18 cents per share for the third quarter of 2007, compared with seven cents per share for the third quarter of 2006. “M/G Transport is efficiently managing its fleet and remains well positioned in the barge transportation marketplace,” Hayden said.

Recent Event

On October 16, 2007, the company signed a merger agreement with Munich-American Holding Corporation and Monument Corporation (collectively “Munich”) an affiliate of Munich Re pursuant to which Munich agreed to acquire all of Midland’s outstanding stock. Under the terms of the agreement, shareholders of Midland would receive $65.00 in cash per share. The proposed transaction has been approved by the Board of Directors of both companies. The transaction is expected to be completed in the first half of 2008, subject to shareholder and regulatory approvals, as well as other customary closing conditions. For additional information, refer to the Company’s Form 8-K filing dated October 16, 2007.

About the Company

Midland, which is headquartered in Cincinnati, Ohio, is a provider of specialty insurance products and services through its wholly owned subsidiary, American Modern Insurance Group, which accounts for approximately 95 percent of Midland’s consolidated revenue. American Modern specializes in writing physical damage insurance and related coverages on manufactured housing and has expanded to other specialty insurance products including coverage for site-built homes, motorcycles, watercraft, snowmobiles, recreational vehicles, physical damage on long-haul trucks, extended service contracts, excess and surplus lines coverages, credit life and related products as well as collateral protection and mortgage fire products sold to financial institutions and their customers. Midland also owns a niche transportation business, M/G Transport Group, which operates a fleet of dry cargo barges for the movement of dry bulk commodities on the inland waterways. Midland’s common stock is traded on the Nasdaq Global Select Market under the symbol MLAN. Additional information on the company can be found on the Internet at www.midlandcompany.com.

Forward Looking Statements Disclosure

Certain statements in this press release contain forward-looking statements, including statements relating to the expected timing, completion and effects of the proposed merger. Forward-looking statements are statements other than historical information or statements of current condition. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements made by Midland or Munich Re may be identified by the use of words such as “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” or the negative versions of those words and similar expressions, and by the context in which they are used. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) Midland may be unable to obtain shareholder approval required for the transaction; (2) regulatory approvals required for the transaction may not be obtained, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Midland or Munich Re or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the business of Midland or Munich Re may suffer as a result of uncertainty surrounding the transaction; and (5) Midland or Munich Re may be adversely affected by other economic, business, and/or competitive factors. Other factors that might cause results to differ from those anticipated include, without limitation, adverse weather conditions, changes in underwriting results affected by adverse economic conditions, fluctuations in the investment markets, changes in the retail marketplace, changes in the laws or regulations

The Midland Company Reports Record Third Quarter Results and Nine Month Results

October 24, 2007

affecting the operations of the company or its subsidiaries, changes in the business tactics or strategies of the company, its subsidiaries or its current or anticipated business partners, the financial condition of the company’s business partners, acquisitions or divestitures, changes in market forces, litigation and the other risk factors that have been identified in the company’s filings with the SEC, any one of which might materially affect the operations of the company or its subsidiaries. These and other factors that could cause Midland’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in Midland’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our proposed merger, business, financial condition and/or operating results. For a further discussion of these and other risks and uncertainties affecting Midland, see Midland’s website at www.midlandcompany.com. Midland undertakes no obligation to update any forward-looking statements, whether as a result of new information or circumstances, future events (whether anticipated or unanticipated) or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Important Merger Information

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Midland by Munich Re. In connection with the proposed acquisition, Midland intends to file a merger proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and Midland intends to file other relevant materials with the SEC. Shareholders of Midland are urged to read all relevant documents filed with the SEC when they become available, including Midland’s merger proxy statement, because they will contain important information about the proposed transaction, Midland and Munich Re. A definitive merger proxy statement will be sent to holders of Midland stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of Midland. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, Midland shareholders may obtain free copies of the documents filed with the SEC when available by contacting Midland’s Chief Financial Officer, Mr. W. Todd Gray, at 513-943-7100. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Midland or Munich Re with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Munich Re and its directors and executive officers, and Midland and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Midland common stock in respect of the proposed transaction. Information about the directors and executive officers of Midland is set forth in Midland’s proxy statement which was filed with the SEC on March 23, 2007. Investors may obtain additional information regarding the interest of Munich Re and its directors and executive officers, and Midland and its directors and executive officers in the proposed transaction by reading the proxy statement regarding the acquisition when it becomes available.

The Midland Company Reports Record Third Quarter Results and Nine Month Results

October 24, 2007

THE MIDLAND COMPANY

FINANCIAL HIGHLIGHTS

	Three-Months Ended September 30,			Nine-Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change
Revenues	$229,951	$204,813	12.3%	$665,640	$581,918	14.4%

Net Income	$23,572	$17,345	35.9%	$72,317	$49,585	45.8%

Net Income per Share (Diluted)	$1.18	$0.88	34.1%	$3.62	$2.53	43.1%

Dividends Declared per Share	$0.10000	$0.06125	63.3%	$0.30000	$0.18375	63.3%

Market Value per Share	$54.96	$43.32	26.9%	$54.96	$43.32	26.9%

Book Value per Share	$32.83	$28.50	15.2%	$32.83	$28.50	15.2%

Shares Outstanding	19,389	19,147		19,389	19,147

AMIG’s Property and Casualty Operations:

Direct and Assumed Written Premium	$237,537	$212,707	11.7%	$681,152	$597,172	14.1%

Net Written Premium	$207,087	$185,828	11.4%	$590,142	$522,079	13.0%

Combined Ratio (GAAP)	91.9%	95.1%		92.2%	94.7%

Combined Ratio (GAAP) - Excluding Catastrophe Losses	90.5%	92.6%		90.2%	88.9%

AMIG’s Life Insurance Operations:

Direct and Assumed Written Premium	$14,919	$14,377	3.8%	$44,942	$33,676	33.5%

Net Written Premium	$6,317	$5,449	15.9%	$18,116	$10,298	75.9%

Combined Ratio (GAAP)	96.9%	86.1%		89.7%	91.3%

Note:

Dollar amounts in thousands except per share data.

The Midland Company Reports Record Third Quarter Results and Nine Month Results

October 24, 2007

THE MIDLAND COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three-Months Ended September 30,		Nine-Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Insurance:
Premiums earned	$193,713	$175,726	$562,238	$497,226
Net investment income	11,905	10,474	35,078	30,978
Net realized investment gains	4,018	1,094	12,151	5,492
Other insurance income	3,301	3,284	9,996	9,747
Transportation	17,014	14,235	46,177	38,475

Total	$229,951	$204,813	$665,640	$581,918

Costs and Expenses:
Insurance:
Losses and loss adjustment expenses	83,751	$81,949	243,190	$234,788
Commissions and other policy acquisition costs	62,111	56,405	182,695	154,334
Operating and administrative expenses	38,909	30,194	102,655	88,507
Transportation operating expenses	11,369	11,904	31,461	32,372
Interest expense	1,018	1,281	3,129	4,016

Total	$197,158	$181,733	$563,130	$514,017

Income Before Federal Income Tax	32,793	23,080	102,510	67,901

Provision for Federal Income Tax	9,221	5,735	30,193	18,316

Net Income	$23,572	$17,345	$72,317	$49,585

Basic Earnings per Common Share	$1.22	$0.91	$3.74	$2.60

Diluted Earnings per Common Share:	$1.18	$0.88	$3.62	$2.53

Dividends per Common Share	$0.10000	$0.06125	$0.30000	$0.18375

Note: Dollar amounts in thousands except per share data.

Shares used for EPS calculations (000's):

	Basic EPS	Diluted EPS
Nine months ended September 30
2007	19,319	19,957
2006	19,050	19,585
Three months ended September 30
2007	19,364	20,055
2006	19,109	19,644

The Midland Company Reports Record Third Quarter Results and Nine Month Results

October 24, 2007

THE MIDLAND COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2007	December 31, 2006
ASSETS
Cash and Marketable Securities	$1,087,625	$1,036,436

Receivables - Net	295,924	276,710

Property, Plant and Equipment - Net	141,390	118,879

Deferred Insurance Policy Acquisition Costs	113,090	99,277

Other	35,467	38,226

Total Assets	$1,673,496	$1,569,528

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unearned Insurance Premiums	$491,571	$445,324

Insurance Loss Reserves	227,277	221,639

Long-Term Debt	89,521	90,508

Short-Term Borrowings	8,805	17,937

Deferred Federal Income Tax	40,275	47,197

Other Payables and Accruals	179,438	172,177

Shareholders’ Equity	636,609	574,746

Total Liabilities and Shareholders’ Equity	$1,673,496	$1,569,528

Note: Amounts in thousands except per share data.